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                                                                EXHIBIT 10.23

                              DIEDRICH COFFEE, INC.
                         COMMON STOCK PURCHASE AGREEMENT



        THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 17th day of November, 1997, by and between Diedrich Coffee, Inc., a Delaware corporation (the "Company") and John E. Martin (the "Purchaser"). Pursuant to the terms and subject to the conditions hereinafter set forth, the parties agree as follows:

1.      PURCHASE AND SALE OF STOCK

        1.1    SALE AND ISSUANCE OF COMMON STOCK.

               Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing, and the Company agrees to issue and sell to the Purchaser at the Closing, 333,333 shares of the Company's Common Stock (the "Shares") at an aggregate purchase price of Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Nine Dollars ($999,999.00) or Three Dollars ($3.00) per share.

        1.2    CLOSING.

               (a) The purchase and sale of the Shares shall take place at the offices of the Company in Irvine, California, at 2:00 p.m., on the fifth (5th) business day following the satisfaction of the conditions set forth in Sections 4 and 5 hereof, or at such other time and place as the Company and Purchaser shall mutually agree, either orally or in writing (which time and place are designated as the "Closing").

               (b) At the Closing, the Company shall deliver to the Purchaser a certificate representing the Shares that such Purchaser is purchasing against payment of the purchase price therefor by check, wire transfer or such other form of payment as shall be mutually agreed upon by the Purchaser and the Company.

2.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser hereby represents and warrants to the Company that:

        2.1    RELIANCE UPON PURCHASERS' REPRESENTATIONS.

               The Purchaser understands that the Shares are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Purchasers' representations set forth herein. The Purchaser realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Purchaser has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Purchaser has no such intention. The Shares to be acquired by the Purchaser hereunder will be acquired for Purchaser's own account and not with a view to or for sale in connection with any distribution of the Shares.



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        2.2    RECEIPT OF INFORMATION.

               The Purchaser believes such Purchaser has received all the information such Purchaser considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser further represents that such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Purchaser or to which such Purchaser had access.

        2.3    INVESTMENT EXPERIENCE.

               The Purchaser represents that such Purchaser is experienced in evaluating and investing in private placement transactions of securities of companies and acknowledges that such Purchaser is able to fend for himself, can bear the economic risk of such Purchaser's investment, and has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the investment in the Shares.

        2.4    ACCREDITED PURCHASER.

               (a) The term "Accredited Purchaser" as used herein refers to:

                       (i) A person or entity who is a director or executive officer of the Company;

                      (ii) Any natural person who had an individual net worth, or joint net worth with that person's spouse, at the time of the purchase exceeds $1,000,000;

                      (iii) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

                      (iv) Any entity in which all of the equity owners are accredited Purchasers.

               As used in this Paragraph 2.5(a), the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Paragraph 2.5(a), "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the Purchaser should consider whether such Purchaser should add any or all of the following items to such Purchaser's adjusted gross income for income tax purposes in order to reflect more accurately such Purchaser's actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

                      (b) The Purchaser represents to the Company that such Purchaser is an Accredited Purchaser.




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        2.5    RESTRICTED SECURITIES.

               The Purchaser understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. In particular, the Purchaser is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

        2.6    LEGEND.

               Each certificate or other document evidencing any of the Shares shall be endorsed with the legend substantially in the form set forth below:

                      "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Purchaser that:

        3.1    VALID ISSUANCE OF SHARES.

               The Shares being purchased by the Purchaser hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

        3.2    AUTHORIZATION; NO CONFLICT.

               All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder has been taken or will be taken prior to the Closing. The execution, delivery, and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default in any material respect of any provision of its organizational documents or in any material respect of any provision of any material mortgage, indenture, agreement, instrument, or contract to which it is a party.

        3.3    GOVERNMENTAL CONSENTS.

               No consent, approval, qualification, order or authorization of, or filing with, any (a) state or federal governmental authority or (b) stock exchange or market system is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of




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this Agreement, the offer, sale or issuance of the Shares by the Company, except certain post-Closing filings which the Company agrees to make on a timely basis.

        3.4    CAPITALIZATION.

               As of September 10, 1997, there were 5,391,650 shares of the Company's common stock outstanding. From such date to the date hereof, there has not been any issuance by the Company of a material number of shares of the Company's common stock.

4.      CONDITIONS OF PURCHASER'S OBLIGATIONS AT CLOSING

        The obligations of Purchaser under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective unless the Purchaser consents in writing thereto.

        4.1    REPRESENTATIONS AND WARRANTIES.

               The representations and warranties of the Company contained in
Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

        4.2    STOCKHOLDER APPROVAL.

               Prior to February 28, 1997, the stockholders of the Company shall have approved (a) the terms of the Stock Option Plan and Agreement dated November 17, 1997 between the Company and Purchaser and (b) the grant of options thereunder.

5.      CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING

               The obligations of the Company under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective unless the Company consents in writing thereto.

        5.1    REPRESENTATIONS AND WARRANTIES.

               The representations and warranties of the Purchaser contained in
Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

6.      MISCELLANEOUS

        6.1    ENTIRE AGREEMENT.

               This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.




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        6.2    SURVIVAL OF WARRANTIES.

               The representations and warranties of the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

        6.3    GOVERNING LAW.

               This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        6.4    COUNTERPARTS.

               This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        6.5    TITLES AND SUBTITLES.

               The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        6.6    SEVERABILITY.

               If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                      IN WITNESS WHEREOF, this Agreement has been executed by each of the parties on the date first set forth above.

                                          DIEDRICH COFFEE, INC.

                                          By:___________________________________
                                                 Lawrence Goelman
                                                 Chairman of the Board and
                                                 Interim Chief Executive Officer

                                          PURCHASER

                                          ______________________________________
                                                 John E. Martin



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